Exhibit 99.1
Vitran Revises 2006 Annual Earnings Guidance
TORONTO, ONTARIO, Sep 27, 2006 (MARKET WIRE via COMTEX News Network) — Vitran Corporation Inc. (NASDAQ: VTNC)(TSX: VTN), a North American transportation and logistics firm, today announced that it is revising its annual earnings guidance for 2006 from its previous range of $1.63 to $1.73 per share, down to $1.48 to $1.52 per share. The change in guidance is prompted primarily by: higher than anticipated healthcare and workers’ compensation costs in the second half of the year, as well as the impact of the recently softening economy on Vitran’s U.S. LTL and truckload segments.
“Although key LTL metrics such as segment revenue, weight, shipment count and revenue per hundredweight are all showing positive year-over-year and quarter-over-quarter comparisons, our legacy U.S. central states territory is not performing to plan and we no longer anticipate being able to achieve the expected net income and earnings targets we established earlier this year. Health care costs are estimated at $1.5 million above 2005 levels, and workers’ compensation expenses are anticipated to be approximately $1.0 million higher than the prior year — $0.8 million of which will be in the back half of the year.
“We are committed to improving upon these lower-than-anticipated operating results for the second half of the year. Our long-term strategic plan of exploring additional accretive acquisitions that will further extend Vitran’s geographic footprint across North America remains in place. We also continue to be pleased with operating results of our recent purchases Chris Truck Line and Sierra West Express — both of which are performing at anticipated levels.”
About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ: VTNC)(TSX: VTN), visit the website at www.vitran.com.
Statements in the press release regarding management’s future expectations, beliefs, goals, plans, or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements or historical fact may be deemed to be forward-looking statements made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans” “intends”, “will”, “should”, “expects”, “projects”, and similar expressions, and the negative thereof, are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual result, future circumstances or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, economic factors, demand for the Company’s services, fuel price fluctuations, the availability of employee drivers and independent contractors, risks associated with geographic expansion, capital requirements, claims exposure and insurance costs, competition, government regulation changes, environmental hazards and other risks detailed from time-to-time in the Company’s public disclosure documents or other filings with the Canadian and United States securities commissions or other securities regulatory bodies. The forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:
Vitran Corporation Inc.
Richard Gaetz
President/CEO
(416) 596-7664
Vitran Corporation Inc.
Sean Washchuk
VP Finance/CFO
(416) 596-7664
Jaffoni & Collins Incorporated
Robert Rinderman
(212) 835-8500
Jaffoni & Collins Incorporated
Steven Hecht
(212) 835-8500
VTNC@jcir.com
SOURCE: Vitran Corporation Inc.
mailto:VTNC@jcir.com